4888-4748-7019 CRIMSON WINE GROUP, LTD. CODE OF BUSINESS PRACTICE 1. Introduction 1.1 The Board of Directors of Crimson Wine Group, Ltd. and all of its subsidiaries (collectively, the “Company”) has adopted this Code of Business Practice (this “Code”) and it applies to the Company and the Company’s employees, officers and directors. In adopting this Code, the Company has recognized the importance to the Company of conducting its business in full compliance with all applicable laws and regulations. 1.2 This Code has been adopted in order to: 1.2.1 promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; 1.2.2 promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; 1.2.3 promote compliance with applicable governmental laws, rules and regulations; 1.2.4 promote the protection of Company assets, including corporate opportunities and confidential information; 1.2.5 promote fair dealing practices; 1.2.6 deter wrongdoing; and 1.2.7 ensure accountability for adherence to the Code. 1.3 Moreover, it has been prepared to help employees, officers and directors understand the Company’s standards of business practice and to stimulate awareness of issues that may be encountered in carrying out their responsibilities to the Company and how to deal with such issues. It is essential that each employee, officer and director take the appropriate time to read this Code and to develop a working knowledge of its provisions. Each employee, officer and director will be required to certify in writing his or her receipt and review of this Code. As used in this Code, the term “Compliance Officer” shall mean the Vice President of Human Resources of the Company. 1.4 In addition to this Code, the Company has adopted a Code of Practice applicable to the President (the “Principal Executive Officer”), the Principal Financial and Accounting Officer and other senior financial officers of the Company. The Principal Executive Officer, the Principal Financial and Accounting Officer and other senior financial officers are subject to the provisions of both this Code and the Code of Practice for the Principal Executive Officer and Senior Financial Officer.

4888-4748-7019 2 1.5 No code could ever anticipate every decision that an individual may face in business. Whenever there is doubt about the right choice to make, the individual should seek guidance and ask questions about the right thing to do, and keep asking questions until satisfied that he or she has obtained the necessary information to make a properly informed decision. 2. Reporting Violations 2.1 Each employee, officer and director is responsible for promptly reporting any circumstances that such person believes in good faith may constitute a violation of this Code, as well as other policies of the Company. 2.2 If any person has any questions or suspects that a violation of law or this Code has occurred, they should: 2.2.1 Speak to their manager or supervisor or the Compliance Officer; 2.2.2 Call, write or email the Compliance Officer at the Company’s executive offices listed in Section 18 of this Code; 2.2.3 Call the Action Line at the phone number listed in Section 18 of this Code; or 2.2.4 Write to the Chairman of the Audit Committee at the address listed in Section 18 of this Code. 3. All persons receiving concerns or complaints should contact the Compliance Officer or the Chairman of the Audit Committee so that an appropriate investigation can be conducted. 3.1 Those who violate the standards in this Code will be subject to disciplinary action, up to and including termination of employment. If any person is in a situation that they believe may violate or lead to a violation of this Code and are unsure what to do, they should seek guidance from their manager, supervisor or other appropriate personnel. 4. Compliance with Laws, Rules and Regulations 4.1 The Company requires its employees, officers and directors to comply with all applicable laws and regulations of the United States and the countries where the Company does business. Violation of domestic or foreign laws and regulations may subject an individual, as well as the Company, to civil and/or criminal penalties. 5. Honest and Ethical Conduct 5.1 The Company's policy is to promote high standards of integrity by conducting its affairs honestly and ethically. 5.2 Each director, officer and employee must act with integrity and observe the highest ethical standards of business conduct in his or her dealings with the Company's customers,

4888-4748-7019 3 suppliers, partners, service providers, competitors, employees and anyone else with whom he or she has contact in the course of performing his or her job. 6. Conflicts of Interest 6.1 The Company expects all employees, officers and directors to avoid conflicts of interest. Employees, officers and directors are accountable for acting in the Company’s best interests and carefully avoiding even the appearance of having a conflict of interest. 6.2 A “conflict of interest” occurs when an individual’s private interests (or the interest of a member of his or her family) interferes, or even appears to interfere, in any way with the interests of the Company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family) takes actions or has interests that may make it difficult to perform his or her Company work objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family) receives improper personal benefits as a result of his or her position in the Company. 6.3 Loans by the Company to, or guarantees by the Company of obligations of, employees, officers, directors or their family members are of special concern and could constitute improper personal benefits to the recipients of such loans or guarantees, depending on the facts and circumstances. Loans by the Company to, or guarantees by the Company of obligations of, any director or officer are expressly prohibited. 6.4 The best policy is to avoid any business connection with the Company’s customers, suppliers or competitors, except on our behalf or unless authorized by the Company, known to and not objected to by the Board of Directors of the Company or otherwise permitted by this Code. If you are an officer or employee of the Company, you are not allowed to work for a competitor, even as a consultant. The Company recognizes that there may be instances where it is appropriate to enter into a business arrangement with another company in which an employee, officer or director may have an interest. Any such arrangement will require the approval of the Compliance Officer or the Audit Committee (or his/her or its designee), unless (i) such arrangements are on terms at least as favorable to the Company as may be realized by the Company from an unaffiliated party, or (ii) such relationship is de minimus or has been undertaken at the request of the Company. 6.5 Conflicts of interest may not always be clear-cut, so if any person has a question, they should consult with their manager, supervisor or other appropriate personnel. 6.6 Persons other than directors and executive officers who have questions about a potential conflict of interest or who become aware of an actual or potential conflict should discuss the matter with, and seek a determination and prior authorization or approval from, the Compliance Officer or the Chair of the Audit Committee. A supervisor may not authorize or approve conflict of interest matters or make determinations as to whether a problematic conflict of interest exists without first providing the Compliance Officer or the Chair of the Audit Committee with a written description of the activity and seeking the Compliance Officer or the Chair of the Audit Committee’s written approval. If the supervisor is himself involved in the potential or actual conflict, the matter should instead be discussed directly with the Compliance Officer or the Chair of the Audit Committee. Any employee, officer or director who becomes aware of a conflict of

4888-4748-7019 4 interest or potential conflict of interest may also consult the procedures described in Section 18 of this Code. 6.7 Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from the entire board of directors. 7. Insider Trading 7.1 It is illegal for employees, officers and directors to use confidential, non-public information about the Company for any purpose except the conduct of our business. All non-public information about the Company should be considered confidential information. The Company has adopted the Insider Trading and Anti-Tipping Policy governing employees’ trading in securities of the Company. All employees, officers and directors are expected to know and adhere to that policy. 8. Corporate Opportunities 8.1 Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information or position without the consent of the Board of Directors (or a designated committee thereof). No employee, officer or director may use corporate property, information or position for personal gain, and no employee, officer or director may compete with the Company directly or indirectly. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises. 8.2 Non-management Directors are not required to refer to the Company any opportunity unless they first learn of such opportunity in their capacity as a Director of the Company. In this regard, the Company recognizes that Directors may make and maintain investments in public and private companies. 9. Independent Auditors 9.1 All employees, officers and directors are prohibited from directly or indirectly taking any action to fraudulently influence, coerce, manipulate or mislead the Company’s independent public auditors for the purpose of rendering the financial statements of the Company misleading. 10. Fair Dealing 10.1 The Company expects all employees, officers and directors to act honestly and not to engage in unfair dealing practices or to violate the law. Each employee, officer and director should endeavor to deal fairly with the Company’s customers, suppliers, partners, service providers, competitors and employees, and anyone else with whom he or she has contact in the course of performing his or her job. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair dealing practice.

4888-4748-7019 5 10.2 The Company recognizes that each individual has his own standards, which may differ from person to person. The Company expects each individual to carefully consider his actions before engaging in any activity that could be detrimental to the Company’s interests. 10.3 The purpose of business entertainment and gifts in a commercial setting is to create goodwill and sound working relationships. No business gift or entertainment should ever be offered, given, provided or accepted by any Company employee, officer, director, family member or agent unless it meets the following criteria: (1) is not a cash gift, (2) is consistent with customary business practices, (3) is not excessive in value, (4) is not and cannot be construed as a bribe or payoff and (5) does not violate any laws or regulations. Please discuss with your manager, supervisor or other appropriate personnel, any business gifts or proposed gifts that you are not certain are appropriate. 11. Discrimination and Harassment 11.1 It is the Company’s policy that the work place shall be free from any type of discrimination prohibited by law, including harassment, and that prohibited discriminatory conduct is forbidden. Neither sexual harassment, nor any other harassment based on gender, race, color, religion, national origin, sexual preference, age or disability will be tolerated. It is the Company’s policy that any retaliation against any person who has opposed any prohibited discriminatory practice or who has participated in any manner in an investigation or other proceeding about a prohibited discriminatory practice is forbidden. 12. Record-Keeping 12.1 The Company’s accounting records are relied upon to produce reports for the Company’s management, rating agencies, investors, creditors, governmental agencies and others. Our financial statements and the books and records on which they are based must accurately reflect all corporate transactions and conform to all legal and accounting requirements and our system of internal controls. 12.2 All employees, officers and directors – and, in particular, the Company’s President and Principal Financial and Accounting Officer – have a responsibility to ensure that the Company’s accounting records do not contain any false or intentionally misleading entries. 12.2.1 The Company does not permit intentional inaccuracies in reporting, falsehoods or misclassification of transactions as to accounts, departments or accounting periods: all transactions must be supported by accurate documentation in reasonable detail and recorded in the proper account and in the proper accounting period and all applicable records must fairly and accurately reflect in reasonable detail the Company’s assets, liabilities, revenues and expenses. 12.2.2 All accounting records must be kept and presented in accordance with the laws of each applicable jurisdiction and applicable generally accepted accounting principles.

4888-4748-7019 6 12.3 Any effort to mislead or coerce the independent auditors or those performing an internal audit function concerning issues relating to the audit, accounting or financial disclosure has serious legal consequences for the perpetrator, including criminal sanctions, and for the Company, and is strictly prohibited. 12.4 In addition, employees who are authorized to use business expense accounts, must document and record such use accurately. If an employee is not sure whether a certain expense is legitimate, the employee should ask the employee’s supervisor or the Company’s controller. 12.5 Business records and communications often become public, and employees, officers and directors of the Company should avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies that can be misunderstood. This applies equally to e-mail, internal memos, and formal reports. Records should always be retained or destroyed according to any applicable record retention policy of the Company. In accordance with those policies, in the event of litigation or governmental investigation please consult the Compliance Officer. If an employee, officer or director believes, or the Company informs its employees, officers and directors that the Company’s records are relevant to any litigation or potential litigation (i.e., a dispute that could result in “litigation”), all employees, officers and directors must preserve those records until the Compliance Officer advises, upon consultation with outside counsel to the Company, the records are no longer needed. 13. Confidentiality 13.1 Employees, officers and directors should maintain the confidentiality of information entrusted to them by the Company or its customers, suppliers or partners, except when disclosure is expressly authorized or legally mandated. Confidential information includes all non- public information about the Company (regardless of its source) that might be of use to competitors, or harmful to the Company or its customers, suppliers or partners if disclosed. The obligation to preserve confidential information continues even after employment or board service ends. 14. Protection and Proper Use of Company Assets 14.1 All employees, officers and directors should protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company’s profitability. All Company assets should be used in accordance with Company policy, which may include the incidental or otherwise approved use for personal purposes. Any suspected incident of fraud, theft, loss or waste should be immediately reported for investigation. 14.2 The obligation of employees to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy and could also be illegal and result in civil or even criminal penalties.

4888-4748-7019 7 15. Payments to Government Personnel 15.1 The U.S. Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is illegal. 15.2 In addition, the U.S. government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor or other gratuity in violation of these rules could be a criminal offense and would also violate this Code. State and local governments, as well as foreign governments, may have similar rules. Any question as to whether a gift or payment would be considered improper under the Code or national or foreign laws must be discussed with the Compliance Officer. 16. Waivers of the Code of Business Practice 16.1 Any waiver of this Code may be made only by the Board or a duly authorized committee of the Board. For this purpose, a “waiver” means the approval by the Company’s Board or such duly authorized committee of the Board of Directors of a material departure from the substantive provisions of this Code. If the Board of Directors, or such duly authorized committee of the Board of Directors, grants a waiver from this Code, then the Company shall make disclosure as required by applicable SEC regulations. 17. Reporting any Illegal or Unethical Behavior 17.1 Employees are encouraged to talk to supervisors, managers or other appropriate personnel if, in their good faith judgment, a violation (or potential violation) of laws, rules, regulations or this Code has occurred and when in doubt about the best course of action in a particular situation. 17.2 Any employee, officer or director who in good faith brings information to the attention of any of his or her supervisors, the Compliance Officer or the Audit Committee (or any other director or officer) shall not be disadvantaged or discriminated against in any term or condition of his or her employment (including the opportunity for promotion) or otherwise retaliated against by reason of the employee taking such action. Any supervisor, officer and director who in good faith takes appropriate action in response to any such concern or complaint received by them, including undertaking any investigation or reporting the matter to another authority within the Company, shall not be disadvantaged or discriminated against in any term or condition of his or her employment (including the opportunity for promotion) or otherwise retaliated against by reason of the employee taking such action. Employees, officers and directors are expected to cooperate in internal investigations of misconduct. 18. Procedures for Reporting and Receiving Complaints 18.1 The following are the Company’s procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters (“Accounting Complaints”), compliance with any legal or regulatory requirements, this Code or any of the Company’s other compliance policies or procedures, or any

4888-4748-7019 8 other matter that could cause serious damage to the Company’s reputation (together with any Accounting Complaint, “Complaints”). All persons receiving Complaints should contact the Compliance Officer or the Chair of the Audit Committee so that an appropriate investigation can be conducted. 18.2 The Board of Directors has initially delegated to the Audit Committee the responsibilities created by these procedures. At the discretion of the Audit Committee, the responsibilities of the Audit Committee created by these procedures may be delegated to the Chairman of the Audit Committee or to a subcommittee of the Audit Committee. Additionally, the Board of Directors has retained the authority to oversee the operation and enforcement of these procedures and may determine to withdraw such delegation to the Audit Committee on a case by case basis. 18.2.1 The Chairman of the Audit Committee is authorized to receive and investigate Complaints. 18.2.2 The Compliance Officer is also authorized to receive and investigate Complaints, including Accounting Complaints. In this capacity, the Compliance Officer provides advice to, and acts under the authority of, the Audit Committee. 18.2.3 All persons receiving Complaints should contact the Compliance Officer so that an appropriate investigation can be conducted. 18.3 Questions and Concerns may be directed to the Compliance Officer as follows: 18.3.1 in writing at the attention of Compliance Officer, Crimson Wine Group, Ltd., 5901 Silverado Trail, Napa, CA 94558; 18.3.2 via email at ComplianceOfficer@crimsonwinegroup.com; 18.3.3 by calling the Compliance Officer at 707-260-0540. 18.4 Complaints may also be raised by calling the Company’s Action Line by calling 1-888-883-1499, a special telephone line monitored by a third party for reporting to the Company’s Audit Committee. Each caller will be given a PIN or password with respect to their Complaint. After making a Complaint through the Action Line, a caller may call back to provide additional information or inquire about the status of a prior Complaint. Callers who are employees, officers or directors of the Company will have the ability to have their identity and the confidentiality of their communications protected throughout the complaint handling process. All other callers will not be given anonymous and confidential treatment. Information about each Complaint will be provided, on a confidential basis if required by this Policy, to the Compliance Officer for evaluation (see paragraphs 18.6 and 18.7 below). A copy of the Complaint Number for each Complaint will be provided to the Secretary. 18.5 Complaints may also be made directly to the Chairman of the Audit Committee in writing to the attention of Chairman of the Audit Committee, Crimson Wine Group, Ltd., 5901 Silverado Trail, Napa, California 94558. Any correspondence to the Chairman should be clearly

4888-4748-7019 9 marked as an urgent matter for consideration by the Audit Committee of the Company. The Chairman may, in his/her discretion, refer the Complaint to the Compliance Officer for investigation in accordance with paragraphs 18.4 and 18.5 below or retain the matter for investigation by the Audit Committee in accordance with paragraph 18.9 below. Ordinarily, the practice of the Chairman will be to direct the investigation to be conducted by the Compliance Officer. 18.6 The Compliance Officer will maintain a written or electronic docket (the “Docket”) containing information and background related to all Complaints and summarizing in reasonable detail for each Complaint: the nature of the Complaint (including any specific allegations made and the persons involved); the date of receipt of the Complaint; the current status of any investigation into the Complaint; and any final resolution of the Complaint. The Compliance Officer will also prepare and distribute a summary of the information contained in the Docket, including highlights of recent developments relating to all Complaints (the “Summary Docket”) in reasonable detail, to the Chairman of the Audit Committee (and, if the Chairman so directs, to the full Audit Committee) in advance of each regularly scheduled meeting thereof. 18.7 Upon receipt of a Complaint, the Compliance Officer will promptly investigate the Complaint and report the results of his/her investigation, orally or in writing, to the Audit Committee (an “investigation report”). Investigation reports will be prepared in reasonable detail and shall be in addition to the information provided to the Audit Committee on the Summary Docket. Such reports will describe the Complaint, the steps taken in the investigation, any factual findings, and the recommendations for corrective action, if any. The Compliance Officer will be free in his/her discretion to recommend to the Audit Committee Chairman that outside auditors, outside counsel or other experts should be engaged to assist in the investigation and in the analysis of results. All investigations initiated by employees will be conducted in a confidential manner, so that information will be disclosed only as needed to facilitate review of the investigation materials or otherwise as required by law. The Compliance Officer may, if he/she deems it reasonably necessary, require the assistance of the Chief Financial Officer, any of his/her staff, or any other employees of the Company in investigating and resolving any Complaint. The parameters of any investigation will be determined by the Compliance Officer in consultation with the Chairman of the Audit Committee or its designee in its discretion and the Company and its employees will cooperate as necessary in connection with any such investigation. 18.8 The Audit Committee will review the Summary Docket and any written investigation reports submitted by the Compliance Officer. The Audit Committee will have the authority to direct that the appropriate corrective action be taken by the Company in response to any particular Complaint. The Audit Committee may, in its discretion, consult with any member of the Company’s management who may have appropriate expertise to assist in the evaluation of the Complaint. The Audit Committee will be free in its discretion to engage outside auditors, counsel or other experts to assist in the evaluation of any results of any investigation into any Complaint, and the Company will pay all fees of such auditors, counsel and experts. 18.9 At any time the Audit Committee may, in its discretion, determine that it, and not the Compliance Officer, should initiate and/or assume the investigation of any Complaint. In this case, the Audit Committee will promptly determine what professional assistance, if any, it needs in order to conduct the investigation. The Audit Committee will be free in its discretion to engage

4888-4748-7019 10 outside auditors, counsel or other experts to assist in the investigation of any Complaint and in the analysis of results, and the Company will pay all fees of such auditors, counsel and experts. In determining that it, and not the Compliance Officer, should, as an initial matter, investigate any Complaint, the Audit Committee may consider such matters as the identity of the alleged wrongdoer, the severity and scope of the alleged wrongdoing, the credibility of the allegations made, whether the allegations are mirrored in press or analyst complaints, and any other factors that are appropriate under the circumstances. Nothing in this section shall require the Compliance Officer to delay the commencement of an investigation into any Complaint until the next scheduled meeting of the Audit Committee. 18.10 Employees may anonymously and/or confidentially make a Complaint using the Action Line or in writing to the Compliance Officer or the Audit Committee. If requested, any Complaint received from employees will be treated confidentially or anonymously, as applicable, to the extent reasonable and practicable under the circumstances. 18.11 The foregoing procedures will be communicated to all employees. 18.11.1Protection of Whistleblowers: Consistent with the policies of the Company, any employee, officer or director may submit a good faith Complaint without fear of dismissal or retaliation of any kind. The Board of Directors, the Audit Committee and the Company’s management will not retaliate or attempt to retaliate, and will not tolerate any retaliation or attempted retaliation by any other person or group, directly or indirectly, against anyone who, in good faith, makes a Complaint, reports violations of this Code or provides assistance to the Board of Directors or Audit Committee or the Company’s management or any other person or group, including any governmental, regulatory or law enforcement body, investigating or otherwise helping to resolve any Complaint. 19. Sanctions for Violations 19.1 Any alleged violations of this Code by an employee, officer or director (other than violations by Covered Officers under the Code of Practice for the Principal Executive Officer and Senior Financial Officer, which will be governed by the provisions therein) will be reviewed by the Compliance Officer, or, in appropriate circumstances, by the Company’s Audit Committee, which will determine the appropriate action to take. In appropriate circumstances as determined by the Board of Directors, the Board may determine the appropriate action to take. Violations of this Code may result in, among other actions, suspension of work duties, diminution of responsibilities or demotion, and termination of employment. In the event of a violation of this Code by a director, the Board or its designee shall determine the appropriate actions to be taken. 19.2 In determining the appropriate sanction in a particular case, the Board, the Audit Committee or the Company’s management, as appropriate, may consider the nature and severity of the violation, and whether it was a single occurrence or repeated occurrences, whether it was intentional or inadvertent, whether the individual(s) involved had been advised prior to the violation as to the proper course of action, whether or not the individual in question had committed

4888-4748-7019 11 other violations in the past and any other factors it determines to be appropriate under the applicable circumstances. 20. Review; Amendments 20.1 At least once every three years the Board of Directors shall review the operation and adequacy of this Code. Any amendment to this Code shall be submitted to the Audit Committee or the Board of Directors for approval. 21. Conflict with Subsidiary Company Code of Business Practice 21.1 The Company recognizes that an operating subsidiary may have a code of business practice that had been approved by its boards of directors. If any provision contained in this Code conflicts with any provision contained in a subsidiary company’s code of business practice, the provisions of this Code shall prevail. This Code may be approved for adoption by the board of directors of any of the Company’s subsidiaries. Originally Adopted March 19, 2013 Legal Review August 2, 2022 Audit Committee Approved August 8, 2022 Ratified and Approved by the Board of Directors October 25, 2022